As filed with the Securities and Exchange Commission on December 19, 2003
                                                    Registration No. 333-______

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-3
                             REGISTRATION STATEMENT
                                    Under the
                             Securities Act of 1933


                          Altair Nanotechnologies Inc.
             -----------------------------------------------------
             (Exact name of registrant as specified in its charter)


             Canada                                              None
-------------------------------                         ----------------------
(State or other jurisdiction of                            (I.R.S. employer
 incorporation or organization)                         identification number)

                                 204 Edison Way
                               Reno, Nevada 89502
                                 (775) 858-3750
       ------------------------------------------------------------------
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)


                                Edward Dickinson
                             Chief Financial Officer
                          Altair Nanotechnologies Inc.
                                 204 Edison Way
                               Reno, Nevada 89502
                                 (775) 858-3750
            ---------------------------------------------------------
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
            ---------------------------------------------------------
                                   Copies to:

                                 Bryan T. Allen
                                 Brian G. Lloyd
                                 Stoel Rives LLP
                        201 South Main Street, Suite 1100
                           Salt Lake City, Utah 84111
                                 (801) 328-3131
                            Facsimile: (801) 578-6999
                           ---------------------------

Approximate date of commencement of proposed sale to the public: From time to after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:[ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]



                                           CALCULATION OF REGISTRATION FEE

========================================== ================= ================== ================ ===================
                                                                                   Proposed
                                                                                    maximum
Title of each class                                          Proposed maximum      aggregate
of securities to be registered               Amount to be     offering price       offering          Amount of
                                              registered       per share(1)        price(1)       registration fee
------------------------------------------ ----------------- ------------------ ---------------- -------------------
Common shares, no par value                  5,000,000 shares      $2.09         $10,450,000           $517

========================================== ================= ================== ================ ===================

(1) Estimated solely for the purpose of determining the registration fee in accordance with Rule 457(c) under the Securities Act of 1933 based upon the average of the high and low sales prices for the common stock as reported on the Nasdaq SmallCap Market on December 15, 2003.


                              -------------------


The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

                 SUBJECT TO COMPLETION, DATED DECEMBER 18, 2003

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell securities, and we are not soliciting an offer to buy these securities, in any state where the offer or sale is not permitted.


                                   PROSPECTUS

                          ALTAIR NANOTECHNOLOGIES INC.

                                5,000,000 SHARES





                                  Common Stock
                                -----------------


         We may sell from time to time up to 5,000,000 shares of the common stock offered by this prospectus. We will provide information regarding the number of shares of common stock being offered, and the offer price, commissions of and relationships with underwriters or placement agents, if any, and other information we consider to be important in a supplement that will accompany this prospectus. You should read both the prospectus supplement and this prospectus carefully before you invest in our common stock. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

         In the United States, our common stock is listed for trading under the symbol "ALTI" on the Nasdaq SmallCap Market. On December 15, 2003, the closing sale price of a share of our common stock, as reported by the Nasdaq SmallCap Market, was $2.03 per share. Unless otherwise expressly indicated, all monetary amounts set forth in this prospectus are expressed in U.S. Dollars. Our principal office is located at 204 Edison Way, Reno, Nevada 89502, and our telephone number is (775) 858-3750.

                              --------------------

         The registration statement of which this prospectus is a part is being qualified under the securities laws of selected states. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities, in any state in which such offer, sale or solicitation would be unlawful prior to or absent qualification under the securities laws of such state.

                              --------------------

         Investing in our common stock involves risks. You should carefully read the section entitled "risk factors" on page 3 of this prospectus.

                              --------------------

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                The date of this prospectus is December 18, 2003

         You should rely only on the information contained in or incorporated by reference in this prospectus and in any prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these shares in any state where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus is accurate as of any date other than the date on the front of this prospectus or the applicable prospectus supplement.

                                TABLE OF CONTENTS

                                                                           Page
                                                                           ----
TABLE OF CONTENTS.............................................................2

ABOUT THIS PROSPECTUS.........................................................2

RISK FACTORS..................................................................3

FORWARD-LOOKING STATEMENTS...................................................10

OUR BUSINESS AND RECENT BUSINESS DEVELOPMENTS................................11

USE OF PROCEEDS..............................................................14

DILUTION.....................................................................14

PLAN OF DISTRIBUTION.........................................................15

LEGAL MATTERS................................................................16

EXPERTS......................................................................16

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE..............................16

WHERE YOU CAN FIND MORE INFORMATION..........................................17


                              ABOUT THIS PROSPECTUS

         This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a "shelf " registration process. Under this shelf registration process, we may sell up to a total of 5,000,000 shares of common stock from time to time in one or more offerings. This prospectus provides you with a general description of our company, risks associated with investment in our common stock and the common stock that we may offer. Each time we sell common stock, we will provide a prospectus supplement that will contain more specific information about the terms of the offering. We may also add, update or change in the prospectus supplement any of the information contained in this prospectus. This prospectus may not be used to sell any of the common stock unless accompanied by a prospectus supplement. You should carefully read this prospectus and the prospectus supplement, together with the documents to which we refer you under "Where You Can Find Additional Information" in this prospectus, before you invest in our common stock.

                                  RISK FACTORS

       This offering involves a high degree of risk. Before you invest in our common stock, you should be aware that such investment involves the assumption of various risks. You should consider carefully the risk factors described below together with all of the other information included in this prospectus before you decide to purchase our common stock.

We have not generated any substantial operating revenues and may not ever generate substantial revenues.
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         To date, we have not generated substantial revenues from operations. As of September 30, 2003, we have generated $310,070 of revenues from our titanium and nanoparticle processing technology and $28,270 from use of our centrifugal jig in consulting contracts. We have not generated any revenue from our Tennessee mineral property. We believe that our titanium and nanoparticle processing technology is the only of our three lines of business that may generate significant revenues in the foreseeable future. We have no sales or other commitments with respect to substantial revenues from our titanium and nanoparticle processing technology and can provide no assurance that we will generate substantial revenues.

We may continue to experience significant losses from operations.
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         We have experienced a loss from operations in every fiscal year since our inception. Our losses from operations in 2002 were $7,856,711, and our losses from operations during the first nine months of 2003 were $3,574,121. We will continue to experience a net operating loss until, and if, one of the applications of our titanium and nanoparticle processing technology begins generating significant revenues. Even if any or all applications of the titanium and nanoparticle processing technology begin generating significant revenues, the revenues may not exceed our costs of production and operating expenses. We may not ever realize a profit from operations.

We may not be able to raise sufficient capital to meet future obligations.
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         As of December 15, 2003, we had $3,059,972 in cash. We do not expect that this capital, when combined with projected revenues from nanoparticle sales, will be sufficient to fund our ongoing operations beyond October 31, 2004. We will need to raise significant amounts of additional capital in the future in order to sustain our ongoing operations and continue the testing and additional development work necessary to complete the development of various applications of our titanium and nanoparticle processing technology. In addition, we will need additional capital to maintain our Tennessee mineral property and centrifugal jig until we can effect (or determine that we are unable to effect) a strategic transaction with such assets.

         We may not be able to obtain the amount of additional capital needed or may be forced to pay an extremely high price for capital. Factors affecting the availability and price of capital may include the following:

         o market factors affecting the availability and cost of capital generally;
         o   our  financial   results,   particularly  a  continued  absence  of
             significant revenue;

         o   the amount of our capital needs;
         o   the market's perception of nanotechnology and/or minerals stocks;
         o   the economics of projects being pursued;
         o the market's perception of our ability to generate revenue through the licensing or use of our nanoparticle technology for pharmaceutical, pigment production, nanoparticle production and other uses;
         o the market's perception of the value of our centrifugal jig and our Tennessee mineral property; and
         o the price, volatility and trading volume of our shares of common stock.

         If we are unable to obtain sufficient capital or are forced to pay a high price for capital, we may be unable to meet future obligations or adequately exploit existing or future opportunities, and may be forced to discontinue operations.

Because of our limited working capital, we are vulnerable to any event that might temporarily affect our ability to raise capital.
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         We frequently have only enough working capital to support operations for a few months. For example, as of December 15, 2003, we had $3,059,972 in cash, which is sufficient to sustain our operations only through October 31, 2004. As a result, we are required to sell common stock, warrants and other securities on a periodic basis in order to obtain capital necessary to continue operations. If at any time we are unable to raise capital for an extended period of time, we may be unable to continue as a going concern. Factors that could limit our ability to raise capital for an extended period of time, in addition to mere absence of demand for our securities, may include the following:

         o delays in the effectiveness of a registration statement or our ability to use our periodic reports as disclosure documents in capital raising transactions as a result of a review by the SEC of our periodic reports, a registration statement or other filings with the SEC;
         o the initiation of significant litigation against our company by a shareholder or other person;
         o the initiation of an investigation into our company or its representatives by the SEC or other regulatory authority;
         o the issuance of a stop order or similar order by the SEC or another regulatory agency; and
         o the delisting of our common stock from the Nasdaq SmallCap Market, in part because of its affect on our eligibility to register securities on Form S-3.

Our patents and other protective measures may not adequately protect our proprietary intellectual property, and we may be infringing on the rights of others.
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         We regard our intellectual property, particularly our proprietary rights in our titanium and nanoparticle processing technology, as critical to our success. We have received various patents, and filed other patent applications, for various applications and aspects of our titanium and nanoparticle processing technology and other intellectual property. In addition, we generally enter into confidentiality and invention agreements with our employees and consultants. Such patents and agreement and various other measures we take to protect our intellectual property from use by others may not be effective for various reasons, including the following:

         o Our pending patent applications may not be granted for various reasons, including the existence of similar patents or defects in the applications;
         o The patents we have been granted may be challenged, invalidated or circumvented because of the pre-existence of similar patented or unpatented intellectual property rights or for other reasons;
         o Parties to the confidentiality and invention agreements may seek to have such agreements declared unenforceable or, despite their enforceability, may breach such agreements;
         o The costs associated with enforcing patents, confidentiality and invention agreements or other intellectual property rights may make aggressive enforcement cost prohibitive;
         o Even if we enforce our rights aggressively, injunctions, fines and other penalties may be insufficient to deter violations of our intellectual property rights; and
         o Other persons may independently develop proprietary information and techniques that, although functionally equivalent or superior to our intellectual proprietary information and techniques, do not breach our patented or unpatented proprietary rights.

Because the value of our company and common stock is rooted primarily in our proprietary intellectual property rights, our inability to protect our proprietary intellectual property rights or gain a competitive advantage from such rights could have a material adverse effect on our business.

         In addition, we may inadvertently be infringing on the proprietary rights of other persons and may be required to obtain licenses to certain intellectual property or other proprietary rights from third parties. Such licenses or proprietary rights may not be made available under acceptable terms, if at all. If we do not obtain required licenses or proprietary rights, we could encounter delays in product development or find that the development or sale of products requiring such licenses is foreclosed.

We have a substantial number of warrants and options outstanding and may issue a significant number of additional shares upon exercise thereof.
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         As of September 30, 2003, there were outstanding warrants to purchase up to 13,032,277 shares of common stock and options to purchase up to 3,991,700 shares of common stock. The existence of such warrants and options, and any additional warrants and options we issue in the future, may hinder future equity offerings, and the exercise of such warrants and options may further dilute the interests of all shareholders. Substantially all of the warrants are subject to resale registration statements, and all of the options are subject to a registration statement on Form S-8. Accordingly, future resale of the shares of common stock issuable on the exercise of such warrants and options may generally occur immediately after exercise and may have an adverse effect on the prevailing market price of the shares of common stock.

Our competitors may be able to raise money and exploit opportunities more rapidly, easily and thoroughly than we can.
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         We have limited financial and other resources and, because of our early stage of development, have limited access to capital. We compete or may compete against entities that are much larger than we are, have more extensive resources than we do and have an established reputation and operating history. Because of their size, resources, reputation, history and other factors, certain of our competitors may have better access to capital and other significant resources than we do and, as a result, may be able to exploit acquisition, development and joint venture opportunities more rapidly, easily or thoroughly than we can.

We have issued a $3,000,000 note to secure the purchase of the land and the building where our titanium and nanoparticle processing assets are located.
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         In August 2002, we entered into a purchase and sale agreement with BHP Minerals International Inc. to purchase the land, building and fixtures in Reno, Nevada where our titanium and nanoparticle processing assets are located. In connection with this transaction, we issued to BHP a note in the amount of $3,000,000, at an interest rate of 7%, secured by the property we acquired. The first payment of $600,000 of principal plus accrued interest is due February 8, 2006. Additional payments of $600,000 plus accrued interest are due annually on February 8, 2007 through 2010. If we fail to make the required payments on the note, BHP has the right to foreclose and take the property. If this should occur, we would be required to relocate our primary operating assets and offices, causing a significant disruption in our business.

Operations using the titanium and nanoparticle processing technology, our centrifugal jig or our Tennessee mineral property may lead to substantial environmental liability.
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         Virtually any prior or future use of the titanium and nanoparticle processing technology, our centrifugal jig or our Tennessee mineral property would be subject to federal, state and local environmental laws. Under such laws, we may be jointly and severally liable with prior property owners for the treatment, cleanup, remediation and/or removal of any hazardous substances discovered at any property we use. In addition, courts or government agencies may impose liability for, among other things, the improper release, discharge, storage, use, disposal or transportation of hazardous substances. We might use hazardous substances, and if we do, we will be subject to substantial risks that environmental remediation will be required.

Certain of our experts and directors reside in Canada and may be able to avoid civil liability.
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         We are a Canadian corporation, and three of our directors and our Canadian legal counsel are residents of Canada. As a result, investors may be unable to effect service of process upon such persons within the United States and may be unable to enforce court judgments against such persons predicated upon civil liability provisions of the U.S. securities laws. It is uncertain whether Canadian courts would (i) enforce judgments of U.S. courts obtained against us or such directors, officers or experts predicated upon the civil liability provisions of U.S. securities laws or (ii) impose liability in original actions against us or our directors, officers or experts predicated upon U.S. securities laws.

We are dependent on key personnel.
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         Our continued success will depend to a significant extent on the services of Dr. William P. Long, our Chief Executive Officer, and Dr. Rudi Moerck, our President. The loss or unavailability of Dr. Long or Dr. Moerck could have a material adverse effect on our business and the market price of our shares of common stock. We do not carry key man insurance on the lives of Dr. Long or Dr. Moerck.

We may issue substantial amounts of additional shares without stockholder approval.
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         Our articles of incorporation authorize the issuance of an unlimited number of shares of common stock that may be issued without any action or approval by our stockholders. In addition, we have two stock option plans and a stock purchase plan that have potential for diluting the ownership interests of our stockholders. The issuance of any additional shares of common stock would further dilute the percentage ownership of Altair held by existing stockholders.

The market price of our common stock is extremely volatile.
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         Our shares of common stock are listed on the Nasdaq SmallCap Market. Trading in our common stock has been characterized by a high degree of volatility. Trading in our common stock may continue to be characterized by extreme volatility for numerous reasons, including the following:

         o   Uncertainty   regarding   the   viability   of  the   titanium  and
             nanoparticle processing technology, our centrifugal jig or our Tennessee mineral property;
         o Dominance of trading in our common stock by a small number of firms;
         o   Positive or negative announcements by us or our competitors;
         o Uncertainty regarding our ability to maintain our listing on the Nasdaq SmallCap Market and/or continue as a going concern;
         o Industry trends, general economic conditions in the United States or elsewhere or the general markets for equity securities, minerals or commodities; and
         o Speculation by short sellers of our common stock or other persons who stand to profit from a rapid increase or decrease in the price of our common stock.

We may be delisted from the Nasdaq SmallCap Market.
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         Our listing on the Nasdaq SmallCap Market is conditioned upon our compliance with the NASD's continued listing requirements for such market, including the $1.00 per share minimum bid requirement. During the first nine months of 2003, the market price for our common stock fluctuated in a price range that frequently dipped below $1.00, and the market price for our common stock remained below $1.00 during much of 2002. If the market price for our common stock falls and remains below $1.00 per share for an extended period of time, we may be delisted from the Nasdaq SmallCap Market. Delisting from the Nasdaq SmallCap Market would likely have a significant negative impact on the trading price, volume and marketability of our common stock.

We have never declared a cash dividend and do not intend to declare a cash dividend in the foreseeable future.
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         We have never declared or paid cash dividends on our common stock. We currently intend to retain any future earnings, if any, for use in our business and, therefore, do not anticipate paying dividends on our common stock in the foreseeable future.

We may be unable to exploit any potential pharmaceutical application of our titanium and nanoparticle processing technology.
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         We do not presently have the technical or financial resources to conduct clinic tests on, and take to market, any pharmaceutical application of our titanium and nanoparticle processing technology. In order for us to get any significant, long-term benefit from any potential pharmaceutical application of our technology, the following must occur:

         o we must enter into an evaluation license or similar agreement with a pharmaceutical company under which such company would pay a fixed or contingent fee for the right to evaluate a pharmaceutical use of our technology for a specific period of time and for an option to purchase or receive a license for such use of our technology;

         o tests conducted by such pharmaceutical company would have to indicate that the pharmaceutical use of our technology is safe, technically viable and financially viable;

         o such pharmaceutical company would have to apply for and obtain FDA approval of the pharmaceutical use of our technology, or any related products, which would involve extensive additional testing; and

         o such pharmaceutical company would have to successfully market the product incorporating our technology.

As of the date of this prospectus, we have not entered into an evaluation license or similar agreement with a pharmaceutical company. We may never enter into any such license or agreement. If we do enter into such a license or similar agreement, we may receive some payments in various stages of the testing and evaluation of the pharmaceutical application of our technology. We do not, however, expect to receive significant ongoing revenue unless and until an end product incorporating the technology goes to market.

We may not be able to license our technology for titanium dioxide pigment production.
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         Because of our relatively small size and limited resources, we do not plan to use our titanium processing technology for large-scale production of titanium dioxide pigments. We have entered into discussions with various minerals and materials companies about licensing our technology to such entities for large-scale production of titanium dioxide pigments. We have not entered into any long-term licensing agreements with respect to the use of our titanium processing technology for large-scale production of titanium dioxide pigments and can provide no assurance that we will be able to enter into any such agreements. Even if we enter into such agreements, we would not receive significant revenues from such licenses until feasibility testing is complete and, if the results of feasibility testing were negative, would not receive significant revenues at any time.

We may not be able to sell nanoparticles produced using the titanium and nanoparticle processing technology.
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         We plan to use the titanium and nanoparticle processing technology to produce titanium dioxide nanoparticles. Titanium dioxide nanoparticles and other products we intend to initially produce with the titanium and nanoparticle processing technology generally must be customized for a specific application working in cooperation with the end user. We are still testing and customizing our titanium dioxide nanoparticle products for various applications and have no long-term agreements with end users to purchase any of our titanium dioxide nanoparticle products. We may be unable to recoup our investment in the titanium and nanoparticle processing technology and titanium and nanoparticle processing equipment for various reasons, including the following:

         o products utilizing our titanium dixoide nanoparticle products, most of which are in the research or development stage, may not be completed or, if completed, may not be readily accepted by expected end users;

         o we may be unable to customize our titanium dioxide nanoparticle products to meet the distinct needs of potential customers;

         o potential customers may purchase from competitors because of perceived or actual quality or compatibility differences;

         o our marketing and branding efforts may be insufficient to attract a sufficient number of customers; and

         o   because of our limited  funding,  we may be unable to continue  our
             development   efforts  until  a  strong  market  for  nanoparticles
             develops.

Our costs of production may be too high to permit profitability.
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         We have not produced any pigments, nanoparticles or other products using our titanium and nanoparticle processing technology and equipment on a commercial basis. Our actual costs of production may exceed those of competitors and, even if our costs of production are lower, competitors may be able to sell titanium dioxide and other products at a lower price than is economical for us.

         In addition, even if our initial costs are as anticipated, the titanium and nanoparticle processing equipment may break down, prove unreliable or prove inefficient in a commercial setting. If so, related costs, delays and related problems may cause production of titanium dioxide nanoparticles and related products to be unprofitable.

We have not created a production model of our centrifugal jig and are presently focusing our resources on other projects.
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         We have not developed a production model of any series of our centrifugal jig and have determined to discontinue investing significant assets on its development. In October 2003, we entered into a technology license agreement with Bateman Luxembourg S.A. for the manufacture, installation and operation of our centrifugal jig. Such agreement permits Bateman to opt out after a six-month testing period. In addition, although the agreement permits us to cancel the agreement if certain production and use thresholds are not met, it does not require Bateman to produce or utilize our centrifugal jig. There is no assurance that Bateman will ever utilize our centrifugal jig in its projects or pay fees to us. We do not otherwise expect to complete our own testing and development of our centrifugal jig in the near future and have determined to focus most of our limited resources on the titanium and nanoparticle processing technology.

         Even if we or Bateman were to complete development of and begin marketing a production model of our centrifugal jig, it may not prove attractive to potential end users, may be rendered obsolete by competing technologies or may not recover end product at a commercially viable rate. Even if technology included in our centrifugal jig initially proves attractive to potential end users, performance problems and maintenance issues may limit the market for our centrifugal jig.

         In addition, all of the initial patents issued on our centrifugal jig have expired, and we are unable to prevent competitors from copying the technology once protected by such patents. Additional patents related to the process through which water is pulsed through the cylindrical screen on our centrifugal jig expire beginning in 2010, and patents for an efficiency-enhancing aspect of the cylindrical screen expire during 2018. The cost of enforcing patents is often significant. We may be unable to enforce even our patents that have not yet expired.

We have suspended exploration of our Tennessee mineral property and do not expect to restart testing efforts.
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         Due to a shortage of working capital, we have suspended feasibility testing of our Tennessee mineral property. We do not expect to obtain an amount of working capital sufficient to again start feasibility testing of our Tennessee mineral property and do not have a reasonable expectation of developing a mine on such property in the future.

We may be unable to use, sell, license or otherwise dispose of our centrifugal jig or our Tennessee mineral property in a manner that enhances the value of our common stock.
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         We have determined to limit our expenditures on our centrifugal jig and Tennessee mineral property to the minimum necessary to preserve their basic value for the short term. We are reviewing the viability and desirability of various strategic alternatives for our centrifugal jig and our Tennessee mineral property, including their possible sale, use in a joint venture, spin-off to shareholders or other transactions. We can not, however, provide any assurance that we will be successful in using or disposing of such assets in a manner that provides value to shareholders. In fact, costs associated with a disposition or other transaction may exceed any value achieved from such transaction.

                           FORWARD-LOOKING STATEMENTS

         This prospectus contains various forward-looking statements. Such statements can be identified by the use of the forward-looking words "anticipate," "estimate," "project," "likely," "believe," "intend," "expect," or similar words. These statements discuss future expectations; contain projections regarding future developments, operations, or financial conditions; or state other forward-looking information. When considering such forward-looking statements, you should keep in mind the risk factors noted in the previous section and other cautionary statements throughout this prospectus and our periodic filings with the SEC that are incorporated herein by reference. You should also keep in mind that all forward-looking statements are based on management's existing beliefs about present and future events outside of management's control and on assumptions that may prove to be incorrect. If one or more risks identified in this prospectus or any applicable filings materializes, or any other underlying assumptions prove incorrect, our actual results may vary materially from those anticipated, estimated, projected or intended.

         Among the key factors that may have a direct bearing on our operating results are risks and uncertainties described under "Risk Factors," including those attributable to the absence of operating revenues or profits, uncertainties regarding the development and commercialization of the titanium and nanoparticle processing technology and uncertainties regarding our ability to obtain capital sufficient to continue our operations and pursue our proposed business strategy.

                  OUR BUSINESS AND RECENT BUSINESS DEVELOPMENTS

Our Business

         We are a development-stage Canadian company whose primary business is developing and commercializing the titanium and nanoparticle processing technology  that we acquired in 1999. The titanium and  nanoparticle  processing technology has potential to produce both titanium pigments, which are commercially traded in bulk, and nanoparticles, which are sold on specialty product markets. The titanium and nanoparticle processing technology is also being tested, as part of a research program funded by the Department of Defense, in the production of feedstocks for the manufacture of titanium metal. In addition, we have developed a pharmaceutical application of such technology. This application is a new active pharmaceutical ingredient that we call RenaZorb(TM), which is designed to be useful in the treatment of elevated serum phosphate levels in patients undergoing kidney dialysis. Our research, development and marketing efforts are currently directed toward these four applications of our proprietary technology.

         We have also developed prototypes of our centrifugal jig and have conducted a feasibility study and constructed a pilot plant on a mining property that we lease in Tennessee. However, in order to focus our resources on our titanium and nanoparticle processing technology, we are limiting our expenditures on our mining assets to the minimum necessary to preserve the possibility of using or disposing of such assets in a manner beneficial to Altair and its shareholders.

Recent Business Developments

         As outlined in greater detail in the section of this prospectus entitled "Incorporation of Certain Documents by Reference," the SEC permits us to incorporate by reference into this prospectus information filed separately with the SEC. The information incorporated by reference includes important business and financial information regarding our company. As a supplement to the information in the annual, quarterly, current and other reports incorporated by reference into the prospectus, the following section describes, as of the date of this prospectus, certain key developments related to the business and prospectus of Altair:

         Titanium Metals Corporation. In July 2003, we entered into the memorandum of understanding with Titanium Metals Corporation to provide custom oxide feedstocks for a novel, four-year, titanium metal research program funded by the Department of Defense, Defense Advanced Research Projects Agency. The program's goal is to lower the cost of titanium metal and titanium metal alloys to enable a broader market use. The Department of Defense is specifically interested in lowering the cost to provide for a broader use in military applications such as aerospace and weapons systems. The memorandum of understanding does not provide for immediate revenues to Altair; we are, however, in discussions with Titanium Metals Corporation and the Department of Defense concerning development contracts to provide revenue and offset costs.

         RenaZorb(TM). RenaZorb(TM) is a potential drug using our technology that may be useful in phosphate control in kidney dialysis patients. Pre-clinical trials, in-vitro testing and animal testing done to date indicate RenaZorb(TM) may be effective for use with kidney dialysis patients with end-stage renal disease. We have not, however, conducted human trials using RenaZorb(TM) or submitted an application to the FDA seeking approval to market RenaZorb(TM). During April 2003, we hired a consultant to contact pharmaceutical companies that may be interested in doing further tests and negotiating a license agreement for rights to produce RenaZorb(TM). To date, several such companies have expressed an interest in RenaZorb(TM), which is a lanthanum-based compound. An alternative lanthanum-based drug candidate, Fosrenol(TM), produced by Shire Pharmaceuticals Group plc, is currently under review for approval by the FDA. We do not expect to be able to enter into a license agreement unless and until Fosrenol(TM) obtains FDA approval, and we cannot predict when or if FDA approval for Fosrenol(TM) will be granted. Even if FDA approval is granted for Fosrenol(TM), we can provide no assurance that we will subsequently be able to enter into a license agreement for our lanthanum-based product, RenaZorb(TM). If we are able to enter into a license agreement, we are uncertain what the terms of the license would be, but pharmaceutical license agreements often involve up-front or staged payments, in addition to royalties if FDA approval is obtained and the drug is marketed.

         Our Hydrochloride/Titanium Pigment Production Process. We have submitted proposals to five international minerals and energy resources companies to develop and license our titanium pigment production process. We have completed initial testing for the first company and submitted a phase-two proposal for the economic evaluation of a demonstration titanium dioxide pigment plant that could be expanded to a full-scale plant with production capabilities of between 10,000 and 20,000 metric tons of titanium dioxide pigment per year. We have been informed that this proposal is under consideration and subject to due diligence evaluation. If the phase-two proposal is accepted in some form, we would expect to generate limited revenues in exchange for the testing and development work associated with the evaluation of a demonstration titanium dioxide plant. A licensing agreement associated with a full-scale plant would be expected to generate significant revenues in the long-term, but significant up-front revenues from such an agreement are unlikely.

         We have submitted phased development proposals for the testing and economic evaluation of our titanium pigment production process technology to the other four minerals and energy resources companies during the first three quarters of 2003. We recently entered into a testing and development license with one of these companies, called Avireco and located in Vietnam, and anticipate we may enter into additional testing licenses during 2004. If the results of testing by one or more such companies is positive, we hope to enter into a long-term license agreement for regional exclusive use of the pigment technology. If one or more of such minerals and energy resources companies obtains such a license and subsequently constructs a full-scale production plant, we would expect to receive development fees and royalties over the long-term, but no significant up-front payments. We can provide no assurance that the results of any testing will be positive, that we will enter into a long-term license or that the licensee will construct a full-scale production plan in order to use our technology.

         Battery Technology. We have developed a proprietary process to manufacture nano-sized lithium titanate spinel for use in lithium ion batteries requiring fast charge and discharge rates and high energy, such as car batteries. Battery prototypes utilizing our nano-sized lithium titanate spinel have been developed by Rutgers Energy Storage Research Group (formerly known as Telcordia Technologies) and, according to Rutgers Energy, exhibit battery characteristics that significantly exceed Department of Energy standards. The Department of Energy standards, as reported by Rutgers Energy, were established through a cooperative research and development program between the federal government and the United States Council for Automotive Research. To date, we have supplied only sample quantities of lithium titanate spinel to Rutgers Energy and other battery research groups, and we have no contracts for delivery of additional materials. New battery technology and the incorporation of new materials such as lithium titanate spinel may require significantly long lead times for development prior to commercial production. There is no certainty as to when sales of our lithium titanate spinel will reach commercial levels, if ever.

         Dental Applications. We have developed a nano-sized zirconium oxide material that may have applications in dental products such as fillings and prosthetic devices. We have recently placed our first samples of this material with developers of non-toxic UV-cured dental materials. Zirconium oxide is currently being tested in this application by others but it is not currently used commercially in dental devices, and there is no assurance that future dental applications will prove feasible or economic. Zirconia does possess certain characteristics such as hardness and opaqueness to x-rays that suggest use in dental filling applications in a polymer matrix, but this application would have to be proven through testing. Testing is being conducted by the Southwest Research Institute, San Antonio, Texas under a National Institute of Health grant.

         Government Sponsored Research. In September 2003, we entered into an agreement with Western Michigan University to provide research services involving a technology used in the detection of chemical, biological and radiological agents. The teaming/research agreement with Western Michigan University, funded by the Department of Energy, provides for total payments to Altair of $356,500 over a two-year period. We are also actively pursuing other government grants through joint teaming agreements and government Small Business Innovative Research proposals.

         Altair Centrifugal Jig and Tennessee Mineral Property. In October 2003, we entered into a technology license agreement with Bateman Luxembourg S.A. for the manufacture, installation and operation of our centrifugal jig. Under the terms of the agreement, Bateman will have exclusive use of our centrifugal jig for specifically identified applications in selected territories throughout the world. Following a six-month trial testing period, Bateman may opt out of the agreement. We will be compensated by Bateman through a licensing fee for each project managed by Bateman that utilizes our centrifugal jig. Compensation is determined by an agreed upon formula and will vary based on the size and scope of the individual projects. We retain the right to use our centrifugal jig for our own projects. The agreement contains certain thresholds that, if not achieved by Bateman, could result in the termination of the agreement at our option. There is no assurance that Bateman will ever utilize our centrifugal jig in its projects or pay fees to Altair. Bateman is not required to pay any fees under the agreement unless and until Bateman begins generating revenue using our centrifugal jig.

         Notwithstanding   this  positive   development   with  respect  to  our
centrifugal jig, we are taking steps to more narrowly focus our limited resources on the development and exploitation of our titanium and nanoparticle processing technology. Accordingly, we have determined to limit our expenditures on our centrifugal jig and our Tennessee mineral property to the minimum amount necessary to preserve their basic value for the short term. We are reviewing the viability and desirability of various strategic alternatives for our centrifugal jig and our Tennessee mineral property, including their possible sale, use in a joint venture, spin-off to shareholders or other transactions. We can not, however, provide any assurance that we will be successful in using or disposing of such assets in a manner that provides value to shareholders.

                                 USE OF PROCEEDS

         Unless we specify otherwise in an accompanying prospectus supplement, we intend to use the net proceeds we receive from the sale of shares offered by this prospectus and the accompanying prospectus supplement for general corporate purposes. General corporate purposes may include working capital and capital expenditures.

         We may temporarily invest the net proceeds in demand accounts or short-term interest-bearing securities until we use them for their stated purpose.

                                    DILUTION

         Our net tangible book value (deficit) at September 30, 2003 was $5,442,361 or approximately $0.14 per share of common stock. Net tangible book value of a company is the value of all of its tangible assets, less the value of all liabilities. Net tangible book value per share of common stock is the net tangible book value of the company divided by the number of shares of common stock issued and outstanding.

         If all of the 5,000,000 shares of common stock to which this prospectus relates are sold at an assumed sale price of $2.00 per share, our net tangible book value would be $15,442,361 or $0.34 per share of common stock at September 30, 2003, resulting in an immediate increase in net tangible book value of $10,000,000, or approximately $0.20 per share of common stock to existing shareholders and an immediate dilution of approximately $1.66 per share of common stock to purchasers.

         The following table illustrates dilution on a per share of common stock and per offering basis:

                                                                                  Per Share             Per Offering
                                                                                  ---------             ------------
         Offering price (1)                                                         $2.00               $10,000,000
         Net tangible book value (deficit) at September 30, 2003                    $0.14                $5,442,361
         Increase attributable to purchase by new investors(2)                      $0.20               $10,000,000
         Pro forma net tangible book value  (deficit) after the offering            $0.34               $15,442,361
(2)
         Pro forma net tangible book value dilution to new investors (3)            $1.66                $8,290,000

         (1) Reflects the sale of 5,000,000 shares of common stock at an assumed purchase price per share of $2.00. The actual purchase price will vary, and may differ materially, from the estimated price.

         (2) Assumes that the number of shares of common stock outstanding as of September 30, 2003 was 40,159,921 and that the 5,000,000 shares of common stock to which this prospectus relates are sold at a price of $2.00 per share. Does not reflect the possible issuance of additional shares of common stock upon the exercise of outstanding options and warrants.

         (3) Dilution represents the difference between the assumed amount paid by investors (assumed for the purpose of illustration to be $2.00 per share) and the pro forma net tangible book value after the offering contemplated by this prospectus.

                              PLAN OF DISTRIBUTION

         We  may  sell  common  stock   pursuant  to  this   prospectus  and  an
accompanying prospectus supplement:

         o   directly to purchasers;

         o   to or through underwriters or dealers;

         o   through agents; or

         o through a combination of such methods or any other method permitted by law.

         If we offer the common stock directly to purchasers or to purchasers through agents, the shares sold may be sold at a single closing and at a single price or at multiple closings and at multiple prices. We expect that the price or prices for any shares sold in such circumstances will reflect our negotiations with prospective investors as part of a book-building process, the market price of our common stock, recent trends in the market price of our common stock, other factors considered material by the prospective investors, and, if applicable, consultation with any agent involved with the sale or sales.

         Regardless of the method used to sell the common stock, we will provide this prospectus and an accompanying prospectus supplement that will disclose:

         o the identity of any underwriters, dealers or agents, if any, that purchase or participate in the sales of the common stock;

         o the material terms of the sale, including the number of shares sold, the purchase price for the shares, which may be at a discount from the last reported sale price of our common stock on the Nasdaq SmallCap Market prior to such sale, the amount and nature of the proceeds or other consideration we will receive, and any over-allotment option that any underwriters for the shares may have;

         o   the  amount  of  any   compensation,   discounts,   commissions  or
             concessions to be received by or allowed or reallowed to the underwriters, dealers or agents;

         o   the   terms   of   any   indemnification   provisions,    including
             indemnification from liabilities under the federal securities laws; and

         o the nature of any transaction by any underwriter, dealer or agent during the offering that is intended to stabilize or maintain the market price of our common stock.

In addition to selling common stock to purchasers for cash, we may sell common stock to purchasers in consideration for promissory notes, services performed or goods provided to us or in satisfaction of outstanding indebtedness.

                                  LEGAL MATTERS

         The validity of the shares being offered hereby is being passed upon for us by Goodman and Carr LLP, Ontario, Canada. If shares are distributed in an underwritten offering, certain legal matters will be passed upon for the underwriters by counsel identified in the applicable prospectus supplement.

                                     EXPERTS

         The consolidated financial statements incorporated in this prospectus by reference from the Company's Annual Report on Form 10-K, as amended by Form 10-K/A, for the year ended December 31, 2002 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report (which report expresses an unqualified opinion and includes an explanatory paragraph referring to the uncertainty that the Company will be able to continue as a going concern), which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         As permitted by SEC rules, this prospectus does not contain all of the information that prospective investors can find in the Registration Statement or the exhibits to the Registration Statement. The SEC permits us to incorporate by reference into this prospectus information filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except as superseded or modified by information contained directly in this prospectus or in a subsequently filed document that also is (or is deemed to be) incorporated herein by reference.

         This prospectus incorporates by reference the documents set forth below that we (File No. 1-12497) have previously filed with the SEC pursuant to the Securities Exchange Act of 1934, as amended. These documents contain important information about the Company and its financial condition.

         (a) Our Annual Report on Form 10-K for the year ended December 31, 2002, filed with the SEC on March 17, 2003, as amended by Amendment No. 1 on Form 10-K/A filed with the SEC on April 29, 2003.

         (b) Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2003 filed with the SEC on May 14, 2003.

         (c) Our Current Report on Form 8-K filed with the SEC on May 28, 2003.

         (d) Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2003 filed with the SEC on August 13, 2003.

         (e) Our Quarterly Report on Form 10-Q for the quarter ended September 30, 2003 filed with the SEC on November 14, 2003.

         (f) The description of the common stock contained in our Current Report on Form 8-K filed with the SEC on July 18, 2002.

         We hereby incorporate by reference all reports and other documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this offering.

                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements, or other information that we file at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. The SEC also maintains an Internet site (http://www.sec.gov) that makes available to the public reports, proxy statements, and other information regarding issuers, such as us, that file electronically with the SEC.
         In addition, we will provide, without charge, to each person to whom this prospectus is delivered, upon written or oral request of any such person, a copy of any or all of the foregoing documents (other than exhibits to such documents that are not specifically incorporated by reference in such documents). Please direct written requests for such copies to Altair Nanotechnologies Inc. at 204 Edison Way, Reno, Nevada 89502, U.S.A., Attention:
Ed Dickinson, Chief Financial Officer. Telephone requests may be directed to the office of the Chief Financial Officer at (775) 858-3750.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

         The following table sets forth the registrant's expenses of the offering, sale and distribution of the shares being registered pursuant to this registration statement. All of the amounts shown are estimates except the SEC registration fees.


Item                                                       Amount
----                                                       ------

SEC registration fees                                        $846

NASD registration fees                                    $22,500

Accounting fees and expenses                               $5,000

Legal fees and expenses                                   $15,000

Blue sky fees and expenses                                 $3,000

Printing expenses                                          $1,000

Miscellaneous expenses                                     $2,654

                                           Total:         $50,000

Item 15. Indemnification of Directors and Officers

Our Bylaws

         The registrant's Bylaws provide that, to the maximum extent permitted by law, the registrant shall indemnify a director or officer of the registrant, a former director or officer of the registrant or another individual who acts at the registrant's request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including any amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the registrant or other entity. In addition, the registrant's Bylaws require the registrant to advance monies to an indemnifiable officer, director or similar person in connection with threatened or pending litigation.

The Canada Business Corporations Act

         Section 124 of the Canada Business Corporations Act provides as follows with respect to the indemnification of directors and officers:

         (1)  A  corporation   may  indemnify  a  director  or  officer  of  the
corporation, a former director or officer of the corporation or another individual who acts or acted at the corporation's request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the corporation or other entity.

         (2) A corporation may advance moneys to a director, officer or other individual for the costs, charges and expenses of a proceeding, but the individual must repay the moneys if the individual does not fulfill the conditions of subsection (3).

         (3) A corporation may not indemnify an individual unless the individual

                  (a) acted honestly and in good faith with a view to the best interests of the corporation, or, as the case may be, to the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at the corporation's request; and

                  (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual's conduct was lawful.

         (4) A corporation may with the approval of a court, indemnify an individual in respect of an action by or on behalf of the corporation or other entity to procure a judgment in its favor, to which the individual is made a party because of the individual's association with the corporation or other entity against all costs, charges and expenses reasonably incurred by the individual in connection with such action, if the individual fulfills the conditions set out in subsection (3).

         (5) An individual is entitled to indemnity from the corporation in respect of all costs, charges and expenses reasonably incurred by the individual in connection with the defense of any civil, criminal, administrative, investigative or other proceeding to which the individual is subject because of the individual's association with the corporation or other entity if the individual seeking indemnity

                  (a) was not judged by the court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done; and

                  (b) fulfills the conditions set out in subsection (3).

         (6) A corporation may purchase and maintain insurance for the benefit of an individual against any liability incurred by the individual

                  (a) in the individual's capacity as a director or officer of the corporation; or

                  (b) in the individual's capacity as a director or officer, or similar capacity, of another entity, if the individual acts or acted in that capacity at the corporation's request.

         (7) A corporation, an individual or an entity may apply to a court for an order approving an indemnity under this section and the court may so order and make any further order that it sees fit.

         (8) An applicant under subsection (7) shall give the Director notice of the application and the Director is entitled to appear and be heard in person or by counsel.

         (9) On an application under subsection (7) the court may order notice to be given to any interested person and the person is entitled to appear and be heard in person or by counsel.

Employment Agreements With Certain Officers

         Pursuant to an employment agreement with Dr. William P. Long, the Chief Executive Officer and a director of the registrant, the registrant has agreed to assume all liability for and to indemnify Dr. Long against all losses, costs, expenses, attorneys' fees, claims, demands, liability, suits, and actions of every kind and character which may be imposed upon or incurred by Dr. Long on account of, arising directly or indirectly from, or in any way connected with or related to Dr. Long's activities as an officer and director of the registrant, except as arise as a result of fraud, felonious conduct, gross negligence or acts of moral turpitude on the part of Dr. Long.

         In addition, Mineral Recovery Systems, Inc. ("MRS"), a wholly-owned subsidiary of the registrant, has agreed to assume all liability for and to indemnify Patrick Costin (Vice President of the registrant and President of MRS) against all losses, costs, expenses, attorneys' fees, claims, demands, liabilities, suits and actions of every kind and character which may be imposed on or incurred by Mr. Costin on account of, arising directly or indirectly from, or in any way connected with Mr. Costin's activities as manager, officer or director of MRS or the registrant.

Other Indemnification Information

         Indemnification may be granted pursuant to any other agreement, bylaw, or vote of shareholders or directors. In addition to the foregoing, the registrant maintains insurance through a commercial carrier against certain liabilities which may be incurred by its directors and officers.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been informed that, in the opinion of the SEC, such indemnification is against
public  policy  as  expressed  in  the  Securities   Act,  and  is,   therefore,
unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 16. Exhibits

         The following exhibits required by Item 601 of Regulation S-K under the Securities Act have been included herewith or have been filed previously with the SEC as indicated below.


  Exhibit No.       Description                                 Incorporated by Reference/Filed Herewith
----------------    ----------------------------------------    -------------------------------------------------------
            1.1     Form of Underwriting Agreement(s)           If the registrant enters into an underwriting
                                                                agreement, the registrant will file the agreement in
                                                                an amendment to this registration statement or in a
                                                                report on Form 8-K, in accordance with Item 601 of
                                                                Regulation S-K.

            4.1     Form of Common Stock Certificate            Incorporated by reference to Registration Statement
                                                                on Form 10-SB filed with the Commission on November
                                                                25, 1996, File No. 1-12497.

            4.2     Amended and Restated Shareholder            Incorporated by reference to the Company's Current
                    Rights Plan dated October  15,  1999,       Report on Form 8-K filed with the Commission on
                    between the Company and Equity              November 19, 1999, File No. 1-12497.
                    Transfer Services, Inc.

              5     Opinion of Goodman and Carr LLP as to       [to be filed by amendment]
                    legality of securities offered

           23.1     Consent of Deloitte & Touche LLP            Filed herewith.

           23.2     Consent of Goodman and Carr LLP             Included in Exhibit No. 5.

             24     Powers of Attorney                          Included on the signature page hereof.
-----------------------

Item 17. Undertakings

         (a) The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

                           (i) To include  any  prospectus  required  by section
                  10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events
                  arising  after  the  effective   date  of  this   registration
                  statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Cody, state of Wyoming, on December 18, 2003.

                                       ALTAIR NANOTECHNOLOGIES INC

                                       By  /s/ William P. Long
                                         ---------------------------------
                                           William P. Long
                                           Chief Executive Officer

                              ADDITIONAL SIGNATURES

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature to this Registration Statement appears below hereby constitutes and appoints William P. Long and Edward H. Dickinson, and each of them, as his true and lawful attorney-in-fact and agent, with full power of substitution, to sign on his behalf individually and in the capacity stated below and to perform any acts necessary to be done in order to file all amendments and post-effective amendments to this Registration Statement, and any and all instruments or documents filed as part of or in connection with this Registration Statement or the amendments thereto and each of the undersigned does hereby ratify and confirm all that said attorney-in-fact and agent, or his substitutes, shall do or cause to be done by virtue hereof.

         Signature                                   Title                                       Date
         ---------                                   -----                                       ----

 /s/ William P. Long                        Chief Executive Officer and Director             December 18, 2003
---------------------------                 (Principal Executive Officer and
William P. Long                             authorized representative of the
                                            Company in the United States)



 /s/ Edward H. Dickinson                    Chief Financial Officer                          December 18, 2003
------------------------                    (Principal Financial Officer and
Edward H. Dickinson                         Principal Accounting Officer)



/s/ James I Golla                           Director                                         December 18, 2003
------------------
James I. Golla


                                            Director
---------------------------
George E. Hartman


/s/ Robert Sheldon                          Director                                         December 18, 2003
---------------------------
Robert Sheldon



/s/ Jon Bengtson                            Director                                         December 18, 2003
------------------
Jon Bengtson


/s/ Rudi E. Moerck                          Director                                         December 18, 2003
---------------------------
Rudi E. Moerck


                                  EXHIBIT INDEX

         The following exhibits required by Item 601 of Regulation S-K under the Securities Act have been included herewith or have been filed previously with the SEC as indicated below.

  Exhibit No.       Description                                 Incorporated by Reference/Filed Herewith
----------------    ----------------------------------------    -------------------------------------------------------
            1.1     Form of Underwriting Agreement(s)           If the registrant enters into an underwriting
                                                                agreement, the registrant will file the agreement(s)
                                                                in an amendment to this registration statement or in
                                                                a report on Form 8-K, in accordance with Item 601 of
                                                                Regulation S-K.

            4.1     Form of Common Stock Certificate            Incorporated by reference to Registration Statement
                                                                on Form 10-SB filed with the Commission on November
                                                                25, 1996, File No. 1-12497.

            4.2     Amended and Restated Shareholder            Incorporated by reference to the Company's Current
                    Rights Plan dated October  15,  1999,       Report on Form 8-K filed with the Commission on
                    between the Company and Equity              November 19, 1999, File No. 1-12497.
                    Transfer Services, Inc.

              5     Opinion of Goodman and Carr LLP as to       [to be filed by amendment]
                    legality of securities offered

           23.1     Consent of Deloitte & Touche LLP            Filed herewith.

           23.2     Consent of Goodman and Carr LLP             Included in Exhibit No. 5.

             24     Powers of Attorney                          Included on the signature page hereof.
-----------------------